UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 13, 2015

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

TWENTY-FIRST CENTURY FOX, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Twenty-First Century Fox, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on June 22, 2015, which announced the appointments of K. Rupert Murdoch and Lachlan K. Murdoch as Executive Co-Chairmen of the Board of Directors of the Company (the “Board”), Chase Carey as Executive Vice Chairman of the Board and James R. Murdoch as Chief Executive Officer. The appointments were effective July 1, 2015.

In connection with the new roles of Messrs. K.R. Murdoch, L.K. Murdoch, J.R. Murdoch and Carey, following the recommendation of the Compensation Committee of the Board, the Company’s independent Directors approved new compensatory arrangements for Messrs. L.K. Murdoch, J.R. Murdoch and Carey.

Lachlan K. Murdoch and James R. Murdoch

Each of Mr. L.K. Murdoch and Mr. J.R. Murdoch (each an “Executive”) will serve a four-year term through June 30, 2019 (the “Term”). Each Executive will report to the Board and Mr. J.R. Murdoch will also report to Mr. K.R. Murdoch. Each Executive will receive a base salary of $3,000,000 and will be eligible to receive an annual bonus with a target of no less than $8,000,000 and a maximum payout of no less than $16,000,000. Each Executive will participate in the Company’s long-term incentive performance stock unit program (the “PSU Bonus”) and be eligible to receive for each fiscal year a PSU Bonus with a target of no less than $9,000,000 (the “PSU Target Value”). The maximum opportunity for such PSU Bonus (the “PSU Maximum Opportunity”) shall be no greater than 150% of the PSU Target Number where the “PSU Target Number” is determined by dividing the PSU Target Value by the 20 trading day average price of the Company’s Class A common stock, par value $0.01 per share, ending on June 30 of the prior fiscal year, provided that such PSU Maximum Opportunity shall also be subject to the limitations set forth in the Company’s 2013 Long-Term Incentive Plan. In the event the Term expires during a performance period for the PSU Bonus, the Executive will continue to be eligible to earn the full value of the PSU Bonus.

The Executive and his surviving spouse will participate in all of the Company’s pension and health and welfare plans, programs and benefits (including each retirement plan, supplemental and excess retirement plan (“SERP”) and individual supplemental excess retirement arrangement (“ISERA”)) in the same manner as similarly situated senior executives of the Company. Each Executive will receive a car allowance and have use of a corporate jet for business and personal travel in accordance with Company guidelines. Mr. L.K. Murdoch shall be reimbursed for expenses actually incurred relating to the relocation of his family from Australia to Los Angeles, California, in accordance with the Company’s policies.

If the Executive’s employment is terminated during the Term due to death or disability, the Executive will be entitled to receive

(i) his accrued base salary through the date of termination; (ii) any annual bonus payable but not yet paid in respect of any fiscal year or other period ending prior to the date of termination; (iii) SERP and ISERA benefits; (iv) continued lifetime health and welfare benefits for the Executive and his surviving spouse; (v) the right to receive payment of any applicable PSU Bonus in an amount equal to the full value of any award which will be calculated at the end of the performance period as if no termination had occurred; (vi) a pro-rata portion of the annual bonus the Executive would have earned for the then-current fiscal year if such termination had not occurred, calculated based on the pre-determined target annual bonus amount and the number of days he was employed during the fiscal year; and (vii) his base salary for the 24 month period after the date of termination.

If the Executive’s employment is terminated during the Term for cause or without good reason, the Executive will be entitled to receive the benefits described in clauses (i) through (iv) above, as well as (a) a pro-rata portion of the annual bonus he would have earned for the then-current fiscal year if such termination had not occurred, calculated based solely on the Compensation Committee’s assessment of Company financial and operating performance as compared to the Company’s target financial performance metric established in connection with the annual bonus and (b) the right to receive payment of any applicable PSU Bonus in an amount equal to the pro rata value of any PSU Bonus which will be calculated at the end of the performance period.

If the Executive’s employment is terminated during the Term without cause or by the Executive for good reason, the Executive will be entitled to receive the benefits described in clauses (i) through (v) and (a) in the preceding two paragraphs, as well as either a lump sum cash amount of $22,000,000 if his employment is terminated on or prior to June 30, 2018 or a lump sum cash amount of $11,000,000 if his employment is terminated on or after July 1, 2018 (the “Lump Sum Payments”). If the Executive is entitled to receive a Lump Sum Payment, he will be subject to a non-compete for one year following the date of termination but no later than June 30, 2019.

Chase Carey

Effective July 1, 2015, Mr. Carey shall serve as Executive Vice Chairman of the Company. All other substantive terms of Mr. Carey’s employment remain unchanged except that, as further described below, in lieu of the consulting arrangements described in Mr. Carey’s employment agreement, as amended, the independent Directors have approved a new consulting arrangement (the “Consulting Arrangement”).

Pursuant to the Consulting Arrangement, beginning July 1, 2016, Mr. Carey will provide non-exclusive consulting services to the Company (the “Consulting Services”), as mutually agreed and which shall not be on a full time basis, for a period of two one-year terms (the “Consulting Term”). During the

Consulting Term, Mr. Carey will continue to serve on the Board of Directors as Vice Chairman at the Company’s request (together with the Consulting Services, the “Services”) and will report to Executive Co-Chairman Mr. K.R. Murdoch and the Board.

For his Consulting Services, Mr. Carey will receive a fee in cash of $20,000,000 for each year in the Consulting Term (the “Consulting Fee”). If Mr. Carey gives notice prior to July 1, 2016 that he will not provide the Services during fiscal year 2017 and fiscal year 2018, or in the event of his death or disability prior to July 1, 2016, he will not be entitled to receive the Consulting Fee. If Mr. Carey gives notice prior to July 1, 2017 that he will not provide the Services during fiscal year 2018, or in the event of his death or disability prior to July 1, 2017, he will not be entitled to receive the Consulting Fee for fiscal year 2018. If Mr. Carey provides to the Company four months’ notice of his intent to terminate the Services after July 1, 2016 (the “Notice Period”) and provided Mr. Carey continues to provide the Services through the Notice Period, or in the event of his death or disability during either year in the Consulting Term, he will be entitled to the Consulting Fee for the fiscal year of termination.

John P. Nallen

The Compensation Committee approved an extension of the term of employment of John Nallen, Senior Executive Vice President and Chief Financial Officer of the Company, through June 30, 2018. In addition, beginning fiscal 2016, Mr. Nallen’s annual bonus target will be not less than $4,000,000 with a maximum payout of not less than $8,000,000. Beginning with the fiscal 2016-2018 performance period, the target amount of Mr. Nallen’s award of performance stock units under the Company’s 2013 Long-Term Incentive Plan shall be not less than $4,000,000. Mr. Nallen will not forfeit performance stock unit awards in the event of a termination on or prior to the last day of the first fiscal year of the applicable performance period and, in the event the term of employment expires during the performance period of a performance stock unit award, he will continue to be eligible to earn the full value of such award.

In addition, if any payment to Mr. Nallen is or will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the total payment to Mr. Nallen shall be reduced to the maximum amount that could be paid to him without giving rise to the excise tax if the net after-tax payment to him after the reduction is greater than the net after-tax (including the excise tax) payment to him without such reduction.

Mr. Nallen will report to the Chief Executive Officer and to Executive Co-Chairman Mr. L.K. Murdoch. All other substantive terms of Mr. Nallen’s employment, including Mr. Nallen’s base salary, remain the same.

This Amendment No. 1 is being filed solely to amend Item 5.02 of the Current Report on Form 8-K to reflect the arrangements described above.

This Current Report on Form 8-K/A contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The “forward-looking statements” are made only as of the date of this Current Report on Form 8-K/A and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC. (REGISTRANT)

By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy Group General Counsel

Dated: July 16, 2015